EXHIBIT 32.1

Section 906 Certification

The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Broadwing Corporation.

/s/ David R. Huber		/s/ Lynn D. Anderson
Name:	David R. Huber	Name:	Lynn D. Anderson
Title:	Chairman and Chief Executive Officer	Title:	Senior Vice President and Chief Financial Officer

Company:	Broadwing Corporation	Company:	Broadwing Corporation
Date:	August 3, 2005	Date:	August 3, 2005